As filed with the Securities and Exchange Commission on April 14, 2017

Registration No. 333-217089

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

AMENDMENT NO. 1

TO

FORM S-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

NEUROTROPE, INC.

(Exact name of registrant as specified in its charter)

Nevada	46-3522381
(State or other jurisdiction of	(I.R.S. Employer
incorporation or organization)	Identification No.)

205 East 42nd Street – 16th Floor

New York, New York 10017

973-242-0005

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Robert Weinstein, Chief Financial Officer

Neurotrope, Inc.

205 East 42nd Street – 16th Floor

New York, NY 10017

973-242-0005

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Kenneth R. Koch, Esq.

Jeffrey P. Schultz, Esq.

Mintz, Levin, Cohn, Ferris, Glovsky and Popeo P.C.

Chrysler Center, 666 Third Avenue

New York, NY 10017

Tel: 212-935-3000

Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this registration statement as determined by the registrant.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box:  ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box:  ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.  ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.        (Check one):

Large accelerated filer ☐	Accelerated filer ☐

Non-accelerated filer ☐	Smaller reporting company ☒
(Do not check if a smaller reporting company)

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT OF 1933, AS AMENDED, OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE SECURITIES AND EXCHANGE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(a), MAY DETERMINE.

EXPLANATORY NOTE

This Amendment No. 1 to the Registration Statement on Form S-3 filed by Neurotrope, Inc. on March 31, 2017 (the “Original Report”) is being filed solely to file Exhibits 4.3 and 4.4 to the Original Report and to revise the Exhibit Index as set forth below in Item 16 of Part II. No changes have been made to Part I or Items 14, 15 or 17 of the Original Report. Accordingly, they have been omitted.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 16. Exhibits

The exhibits to this registration statement are listed in the Exhibit Index to this registration statement, which Exhibit Index is hereby incorporated by reference.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in New York, New York, on April 14, 2017.

NEUROTROPE, INC.

By	/s/ Susanne Wilke, Ph.D.
Name: Susanne Wilke, Ph.D.
Chief Executive Officer
(Authorized Officer and Principal Executive Officer)

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

*	Director and Chairman of the Board	April 14, 2017
Joshua Silverman

/s/ Susanne Wilke, Ph.D.	Director and Chief Executive Officer	April 14, 2017
Susanne Wilke, Ph.D.

*	Director	April 14, 2017
James Gottlieb

*	Director	April 14, 2017
William Singer

*	Director	April 14, 2017
Kenneth J. Gorelick, M.D.

*	Director	April 14, 2017
Shana Kay Phares

*	Director	April 14, 2017
Bruce T. Bernstein

/s/ Robert Weinstein	Chief Financial Officer, Executive Vice	April 14, 2017
Robert Weinstein	President, Treasurer and Secretary (principal financial officer and principal accounting officer)

*	Director	April 14, 2017
Andrew D. Perlman

*By:	/s/ Susanne Wilke, Ph.D.
Susanne Wilke, Ph.D.
As Attorney-in-Fact

EXHIBIT INDEX

Exhibit		Incorporated	Filing	SEC File/Reg.
Number	Description	By Reference	Date	Number

1.1*	Form of Underwriting Agreement.
2.1	Agreement and Plan of Merger, dated June 20, 2013, between BlueFlash Communications, Inc. and Neurotrope, Inc.	Form 8-K (Exhibit 2.1)	8/8/13	333-172647
2.2	Amendment to Agreement and Plan of Merger, dated July 10, 2013, between BlueFlash Communications, Inc. and Neurotrope, Inc.	Form 8-K (Exhibit 2.2)	8/8/13	333-172647
2.3	Agreement and Plan of Merger and Reorganization, dated as of August 23, 2013, by and among the Registrant, Acquisition Sub and Neurotrope BioScience, Inc.	Form 8-K (Exhibit 2.3)	8/8/13	333-172647
4.1*	Form of Senior Debt Security.
4.2*	Form of Subordinated Debt Security.
4.3	Form of Senior Indenture.
4.4	Form of Subordinated Indenture.
4.5*	Form of Warrant Agreement and Warrant Certificate.
4.6*	Form of Rights Agreement and Right Certificate.
4.7*	Form of Purchase Contract.
4.8*	Form of Unit Agreement and Unit.
5.1	Opinion of Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C. with respect to the legality of the securities being registered.	Form S-3 (Exhibit 5.1)	3/31/17	333-217089
12.1*	Computation of Ratio of Earnings to Fixed Charges.
23.1	Consent of Friedman LLP.	Form S-3 (Exhibit 23.1)	3/31/17	333-217089
23.2	Consent of Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C. (included in the opinion filed as Exhibit 5.1).
24.1	Powers of Attorney (included on the signature page of this registration statement).	Form S-3 (Exhibit 24.1)	3/31/17	333-217089
25.1**	The Statement of Eligibility on Form T-1 under the Trust Indenture Act of 1939, as amended, of the Trustee under the Senior Indenture will be incorporated herein by reference from a subsequent filing in accordance with Section 305(b)(2) of the Trust Indenture Act of 1939.
25.2**	The Statement of Eligibility on Form T-1 under the Trust Indenture Act of 1939, as amended, of the Trustee under the Subordinated Indenture will be incorporated herein by reference from a subsequent filing in accordance with Section 305(b)(2) of the Trust Indenture Act of 1939.

* To be filed by amendment or as an exhibit to a report pursuant to Section 13(a), 13(c) or 15(d) of the Exchange Act.

** To be filed, if necessary, separately under electronic form type “305B2” in accordance with Section 305(b)(2) of the Trust Indenture Act of 1939, as amended.